Exhibit 5.1
100 North City Parkway, Suite 1750
Las Vegas, NV 89106-4617
TEL 702.471.7000
FAX 702.471.7070
www.ballardspahr.com
December 29, 2010
UFood Restaurant Group, Inc.
255 Washington Street, Suite 100
Newtown, MA 02458
Re: UFood Restaurant Group, Inc.
Ladies and Gentlemen:
We have acted as counsel to UFood Restaurant Group, Inc., a Nevada corporation (the “Company”), ”) in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 21,940,870 shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company for the offering and sale by the Selling Stockholders named in the Registration Statement (the “Shares”), where 18,500,870 shares represent shares issuable upon conversion of outstanding shares of Series B 8% Convertible Preferred Stock and 3,440,000 shares represent shares issuable upon exercise of outstanding warrants.
In rendering this opinion, we have reviewed (i) the Registration Statement and all exhibits thereto, (ii) the Amended and Restated Articles of Incorporation of the Company, as amended, (iii) the Amended and Restated Bylaws of the Company, and (iv) and such certificates, documents, corporate records and other instruments and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.
Based on the foregoing, we are of the opinion that, upon the issuance of the Shares pursuant to the conversion of the relevant shares of Series B 8% Convertible Preferred Stock or the relevant warrants in accordance with the respective terms, as the case may be, the Shares will be validly authorized, legally issued, fully paid and nonassessable.
This opinion is limited to the matters expressly stated herein and no implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. The foregoing opinion is limited to the laws of the State of Nevada, and we do not express any opinion herein concerning any other law.

UFood Restaurant Group, Inc.
December 29, 2010

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters”.
Very truly yours,
/s/ Ballard Spahr LLP